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                               EXHIBIT 23.2

               CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS


     Wright & Company, Inc., (Wright) hereby consents to the incorporation by reference in this registration statement on Form S-3 (Amendment No. 2) of our report dated March 4, 1998, on the oil and gas reserves of Energy Search, Incorporated (the "Company") as of January 1, 1998 included in the Company's annual report on Form 10-KSB for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts" in the Company's registration statement on Form S-3 (Amendment No. 2).


                                   WRIGHT & COMPANY, INC.


                                   By:D. RANDALL WRIGHT
                                   D. Randall Wright
                                   President


September 16, 1998
Brentwood, Tennessee